Exhibit 99.1

CIMG Inc. Completes Acquisitions of Shanghai Huomao and Beijing Xilin and Appoints Mr. Xiaocheng Hao as its Chief Operating Officer

Beijing, China, April 30, 2025 — CIMG Inc. (“CIMG” or the “Company”) (NASDAQ: IMG), a company with a heritage in specialty coffee and an emerging business in broader consumer food and beverage products, today announced the completion its acquisitions of Shanghai Huomao Cultural Development Co., Ltd (“Huomao”) and Xilin Online (Beijing) E-commerce Co., Ltd. (“Beijing Xilin”) the appointment of Mr. Xiaocheng Hao as Chief Operating Officer.

The appointment of Mr. Hao is intended to strengthen the Company’s leadership team and drive business growth. Mr. Hao previously served as Chief Executive Officer of Huomao prior to the acquisition by the Company and will continue in that role while also serving as Chief Operating Officer of CIMG.

Mr. Hao is 46 years old and holds a bachelor’s degree in business administration from Central South University of Finance and Economics and a master’s degree of business administration from Xi’an Jiaotong University in China. He has held sales and management positions in multiple listed companies, with over 20 years of experience in sales and management.

CIMG’s wholly-owned subsidiary in China, Zhongyan Shangyue Technology Co., Ltd., has completed the acquisition of Huomao, along with the necessary business registration updates on April 22, 2025. Zhongyan Shangyue Technology Co., Ltd. also has completed the acquisition of Xilin Online (Beijing) E-commerce Co., Ltd, along with the necessary business registration updates on March 31, 2025.

Mr. Xiaocheng Hao, Chief Operating Officer of CIMG and Chief Executive Officer of Shanghai Huomao, said, “I’m excited to join CIMG, a global perspective company and extensive experience in brand operations and digital product marketing. I look forward to working with the company team to develop the Huomao brand, promote business growth, and improve the company’s performance.”

Ms. Jianshang Wang, Chief Executive Officer and Chairman of the Board of Directors of CIMG, remarked: “We are pleased to welcome Mr. Xiaocheng Hao to the Company. With his extensive experience in sales and operations, we are confident that his joining will drive significant growth in CIMG’s sales business.”

About CIMG Inc.

CIMG Inc. is a global business group specializing in digital health and sales development. Utilizing technology (including Artificial Intelligence, Brain Science, and Big Data) and marketing (including MarTech and Multi-Channel Network), the company enhances its partners’ sales growth and commercial value.

The company’s brands include Kangduoyuan, Maca-Noni, Qianmao, Huomao, and Coco-mango.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary for its operations, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

http://www.ccmg.tech

ir@ccmg.tech